Exhibit 10.29
Lease Agreement

Landlord’s Name / Address: Ann Arbor Real Estate Group, L.L.C.
c/o Forge Property Management
5 Research Drive, Suite B
Ann Arbor, MI. 48103
Tenant’s Name / Address: Millendo Therapeutics, Inc.
301 N. Main, Suite 100
Ann Arbor, MI. 48104

By this Lease Agreement (“Lease”) dated as of October 22, 2018 (the “Effective Date”), by and between Millendo Therapeutics, Inc., a Delaware corporation (the “Tenant”) and Ann Arbor Real Estate Group, L.L.C., a Michigan limited liability company (the “Landlord”), Landlord leases to the Tenant and Tenant leases from Landlord the entire third floor (approximately 10,000 square feet of office space) of the building located in the City of Ann Arbor, County of Washtenaw, State of Michigan, and commonly known as 110 Miller Avenue (the “Premises”) upon the terms, covenants and conditions set forth in this Lease.

1.0Term. This Lease shall be for a term of Five (5) years (the “original term”) commencing on July 1, 2019 (the “Commencement Date”). Landlord agrees to deliver possession of the Premises to Tenant on July 1, 2019 (the “Possession Date”). If for any reason Landlord is unable to deliver possession of the Premises to Tenant on the Possession Date, Landlord shall not be liable for any damages therefor, nor shall this Lease be void or voidable, but Tenant shall not be obligated to pay Rent (as hereinafter defined) until possession is delivered.

2.0Rent. Tenant shall pay as Base Rent to the Landlord for the first 60 months of the term the amount equal to $ 1,858,197 in lawful money of the United States payable in monthly installments in advance on the first day of each month as follows:

Year 1: $ 29,166.67 per month, $ 350,000 annually
Year 2: $ 30,041.67 per month, $ 360,500 annually (3% Increase)
Year 3: $ 30,942.92 per month, $ 371,315 annually (3% Increase)
Year 4: $ 31,871.17 per month, $ 382,454 annually (3% Increase)
Year 5: $ 32,827.32 per month, $ 393,928 annually (3% Increase)

The first Base Rent monthly payment shall be due on the earlier of either the Commencement Date or the Possession Date, subject to paragraph 1.0.

3.0Late Charges. Rent is due on the first day of each month. Any payment received by the Landlord after the fifth (5th) day of the month is subject to a 5% late charge.

4.0Tenant’s Option to Renew. Tenant is hereby granted the option to renew this Lease for two (2) additional periods of five (5) years on the same terms and conditions contained herein except for the Rent to be paid hereunder, this option being granted upon the condition that (a) written notice of the exercise of the option shall be given by Tenant to Landlord not less than two hundred forty (240) days prior to the end of the original term of this Lease, and (b) at the time of the giving of such notice and at the expiration of the then expiring Lease period, there are no defaults in the covenants, agreements, terms and conditions on the part of Tenant to be kept and performed hereunder and all rents are and have been fully paid. Each renewal period shall commence on the day following the end of the original term of this Lease or the end of the preceding renewal period, as the case may be.

5.0Rent During Renewal Periods. During each of the renewal period(s), if any, Base Rent shall continue to escalate at the annual rate of 3.0% over the prior twelve month period’s Base Rent. The annual Base Rent for the first twelve (12) month period of the first renewal period (Year 6) shall be $ 405,746.

6.0Utilities and Other Tenant Costs. Tenant shall be responsible for the payment of a prorated share, 27.0%, of Landlord’s gas, electric, water and sewer charges for the building at 110 Miller Avenue, which shall be considered as additional rent. Landlord will bill Tenant and Tenant shall reimburse Landlord on a monthly basis. Tenant shall be responsible for all phone, internet, data and cable television, alarm systems, business insurance and janitorial services that are incurred in its own space.

7.0Condition of Premises. Tenant acknowledges that it has examined the Premises prior to executing this Lease, and knows conditions thereof, and that no representations as to the conditions or state of repairs therefore have been made by

Landlord, or its agents, which are herein not expressed. Landlord represents and warrants that the Premises (including the heating, air conditioning, ventilation, electrical, plumbing, and sewage systems) are in good working order and in a habitable condition. Tenant shall accept the Premises on an “as is” basis with no additional improvements or modifications by Landlord other than those described in Exhibit A.

8.0Use of Premises. Tenant shall use the premises for office purposes and for no other use without the prior written authorization of the Landlord. Tenant shall have the shared use of all common areas in the building and the parking lot servicing the building in common with all other tenants of the building.

9.0Maintenance, Repairs, and Alterations. Landlord shall have the right to enter the premises at all reasonable hours to inspect the premises and to make any installations or repairs deemed by Landlord to be necessary to the use and occupancy of the premises and other parts of the building.

Landlord, at its expense, shall be responsible for the maintenance and repairs of the following: (a) exterior roof (including, without limitation, all skylights), exterior walls, exterior windows (including, without limitation, the windows overlooking the interior courtyard) and all structural elements of the building; (b) all building mechanical systems, including heating, air conditioning, ventilation, electrical, and plumbing; (c) building grounds and parking lot, including snow removal and lawn care, and (d) building access control systems.

Tenant, at its expense, shall be responsible for: (a) its own janitorial/cleaning services and supplies; (b) third floor access control and security systems; and (c) damage to existing interior appurtenances of the third floor. Tenant shall not make any alterations, additions, or improvements to the premises without the prior written consent of Landlord, which will not be unreasonably withheld. Upon expiration or termination of this Lease, Tenant shall deliver up the premises in the same condition as existed at the commencement of this Lease, subject to ordinary wear and tear and damage by the elements.

10.0Signs. Tenant shall be permitted to replace the existing third floor tenant’s exterior signage with its own signage. In addition, Tenant’s name may be placed at any other location mutually agreed upon by Landlord and Tenant and in compliance with all local ordinances and regulations. Tenant shall be responsible for the cost and installation of any approved sign. Tenant shall remove such sign(s) upon termination or expiration of this Lease.

11.0Damage to Premises. If the premises are damaged by fire or other casualty, then Landlord shall repair the Premises as speedily as possible, and the rent shall be abated in whole or in part, according to the portion of the premises which is rendered unusable. If the premises cannot be repaired within one hundred eighty days (180) of such casualty, then Tenant may terminate this Lease by giving notice to Landlord within ten (10) days after the Landlord has notified Tenant of the time required to repair the premises. Landlord shall, in its sole judgment, reasonably exercised, determine the length of time required to repair the premises, and shall notify Tenant of such determination within ten (10) days after the occurrence of the fire or other casualty. Notwithstanding the foregoing, if the Premises are so damaged by fire or other casualty that demolition or substantial reconstruction is required, then either party may terminate this Lease by giving notice to the other party within thirty (30) days after the date of such damage.

12.0Eminent Domain. If any part of the premises is taken by public authority under the power of eminent domain then this Lease shall terminate on the part so taken on the date possession of the premises is required for public use, and any pre-paid rent shall be refunded to the Tenant. In such a circumstance, Landlord and Tenant shall also each have the right to terminate this Lease for any remaining portion of the premises upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. If neither party terminates this Lease, Landlord shall make all necessary repairs to the Premises and the building and the improvements in which the premises are located to render and restore it to a complete architectural unit, and Tenant shall continue in possession of the portion of the premises not taken under the power of eminent domain, under the terms and conditions provided in this Lease, except that the monthly rent shall be reduced in direct proportion to the amount of the premises so taken. All damages awarded for such taking shall belong to and shall be property of the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the premises.

13.0Liability

(a)Indemnity. To the maximum extent this Lease may be made effective according to law, Tenant and Landlord agree to indemnify and save harmless each other from and against all claims of third parties of whatever nature arising from any act, omission, or negligence of the indemnifying party or the indemnifying party’s contractors, licensees, invitees, agents, servants, or employees. This indemnity and hold harmless provision shall include indemnity against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. The indemnifying party shall have sole control over the defense and settlement of all claims to which indemnification is being provided hereunder.

(b)Tenant’s Risk. To the maximum extent this Lease may be made effective according to law, Tenant agrees to use and occupy the premises and to use such other portions of the building as Tenant is given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant or Tenant’s agents, employees, independent contractors, or invitees for any other reason than the intentionally wrongful acts or negligent acts or omissions of Landlord or Landlord’s agents, employees, independent contractors, or invitees. The provisions of this section shall be applicable from and after the execution of this Lease and until the end of the Lease term, and during such further period as Tenant may use or be in possession of any part of the premises of the building.

(c)Injury Caused by Third Parties. To the maximum extent this Lease may be made effective according to the law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or those claiming by, through, or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the premises or any part of the building, or otherwise or for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, from breaking, bursting, stopping, or leaking of electric cables and wires, water, gas, sewer, or steam pipes, from roof leaks, fire, or any other like causes unless caused by Landlord’s negligence or willful misconduct.

14.0Insurance. Landlord will obtain and maintain, at all times until termination of this Lease and surrender of the premises to Landlord, fire and extended insurance covering the building and the premises, including common areas, and all other improvements to the building made by Landlord but specifically excluding Tenant betterments installed by Tenant, and providing the insurance protection to Landlord described in this Lease. Landlord will retain in its possession the original policy and all endorsements, renewal certificates and new policies, if any, issued during the term but will provide Tenant, upon request, with copies of said policy or certificates of self insurance. Landlord will also maintain comprehensive general liability insurance coverage against claims for, or arising out of, bodily injury, death or property damage occurring in, on or about the building and the premises or property in, on or about the street, sidewalks or properties adjacent to the building and the premises. The policy shall carry limits, including coverage under umbrella policies of not less than $1,000,000 per occurrence and $2,000,000 aggregate.

In addition to the above, and not by the way of substitution thereof, Tenant shall obtain, at its own expense, comprehensive general liability insurance against claims for, or arising out of, bodily injury, death or property damage occurring on the premises and shall have minimum limits of coverage of $1,000,000 per occurrence and $2,000,000 annual aggregate. Tenant will cause to have named as additional insured Ann Arbor Real Estate Group, L.L.C. and Forge Enterprises International, Inc. d/b/a/Forge Property Management. Upon written request from Landlord, Tenant will deliver proof of insurance in a form acceptable to Landlord.

15.0Bankruptcy and Insolvency. If the leasehold estate hereby created shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of the Tenant’s property for the benefit of creditors, then in such event this Lease may be canceled at the option of the Landlord. If the Landlord chooses to cancel this Lease, Landlord must give notice to Tenant in writing in accordance with Section 18.0 contained herein.

16.0Subordination of Lease. Tenant agrees that Landlord may subordinate this Lease to its present or any subsequent mortgage on the leased premises, provided that (a) such subordination shall not interfere with Tenant’s continued occupancy of the premises pursuant to the term of this Lease and (b) Landlord provides Tenant with a commercially reasonable written Estoppel, Non-Disturbance and Attornment Agreement (“ENDA”) executed by Landlord and the mortgagee. Tenant agrees to execute any and all instruments as may be reasonably requested from time to time by Landlord in order to evidence the above described subordination of this Lease to any mortgage. Tenant agrees to execute, acknowledge and deliver to Landlord written request from Landlord within thirty (30) days of a statement in writing certifying this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating said modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee,

17.0Landlord’s Remedies.

(a)In the event Tenant shall fail to pay the rent or any other obligation involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within thirty (30) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, and in this Lease, have the remedies set forth in subparagraph (c) below.

(b)If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within forty-five (45) days after receipt of such notice, or if the default is of such a character as to require more than forty-five (45) days to cure, then if Tenant shall fail within said forty-five (45) day period to commence and thereafter proceed diligently to cure such default, then in either of such events, Landlord may (at its option and in addition to other legal remedies) cure such default for the account of Tenant and be reimbursed by Tenant for the reasonable cost of such cure. Such reimbursement shall be additional rent for all purposes hereunder, including subparagraph (a) above and shall be paid by Tenant with the next monthly installment of rent.

(c)If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the terms of this Lease, and such default has not been cured after notice and within the time provided in subparagraphs (a) and (b) above, then Landlord may seek to take possession pursuant to legal proceedings or any notice provided for by law and Landlord may terminate this Lease from time to time and re-let the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. Any payments as a result of such re-letting shall be applied; first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs incurred by Landlord in obtaining possession and re-letting the premises, including, without limitation, legal fees, brokerage commissions and the cost of any reasonable alterations, and repairs to the premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder, Tenant shall be liable to Landlord for any deficiency. Both parties shall use their best efforts to mitigate such party’s damages suffered under this Lease.

(d)All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

18.0Notices. Any notice that either party desires or is required to give under this Lease to the other party or to any other person shall be in writing and either personally served or sent by certified or registered mail. Notice shall be deemed communicated 48 hours from the time of mailing if mailed as provided in this paragraph.
Notices for the Tenant should be sent to:

Millendo Therapeutics, Inc.
301 N Main St., Suite 100 and (after the commencement of the original term) 110 Miller Ave., Suite 300
Ann Arbor, MI. 48104
Attn: General Counsel

Notices for the Landlord should be sent to:

Ann Arbor Real Estate Group, LLC
c/o Forge Property Management
5 Research Drive, Suite B
Ann Arbor, ML 48103

19.0Assignment. The Tenant covenants not to assign or transfer this Lease or mortgage the same or sublet said premises or any part thereof without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment, transfer, hypothecation, mortgage or subletting without said written prior consent shall give the Landlord the right to terminate this Lease and to re-enter and repossess the leased premises. Except that the Tenant may withdraw request to assign or sublease, in which case Landlord shall not have the right to terminate this Lease or repossess the premises. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease the premises, or a portion thereof, to any parent or affiliate or any entity resulting from a merger with tenant or the sale of all substantially all of the tenant’s assets.

20.0Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors.

21.0Severability. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions unenforceable, illegal, or invalid.

22.0Law of Michigan. This Lease shall be construed and interpreted in accordance with the laws of the State of Michigan. Landlord, its successors and assigns, consents to the jurisdiction of the appropriate courts of the State of Michigan with respect to any other claims arising under this Agreement.

23.0Environmental Matters. Landlord represents and warrants to Tenant that:

(a)Landlord has no notice or knowledge of any violation of any laws or regulations affecting the real property on which the premises is located or the premises itself, including any laws, ordinances, or regulations relating to the soil, surface water and ground water of or on the property; and to the Landlord’s best knowledge the real property and premises are free of and do not contain any pollution, contamination, or other environmental hazards which shall include, but not be limited to, those identified under federal, state, or local statute, ordinance, or regulation; and (b) Landlord has not received any notice of or have any knowledge of any existing or threatened condemnation or other litigation, administrative proceeding, or action of any kind involving this real property or the premises.

(b)Both parties shall comply with all applicable laws and regulations relating to the premises, including environmental laws and regulations. Each party shall give immediate notice to the other of the release or the threatened release of any hazardous material or any violation of any applicable environmental law or regulation at or affecting the real property or the premises, and such party shall promptly undertake all obligations imposed upon it under applicable environmental law or regulation as a result of such event.

24.0Quiet Enjoyment. So long as tenant pays the rent and otherwise complies with this Lease, Tenant’s possession of the premises will not be disturbed by Landlord, its successors or assigns, and Tenant shall be entitled to quiet enjoyment of the premises.

25.0Security Deposit. The Landlord herewith acknowledges the receipt of $29,166.67 for the Premises covered by this Lease Agreement, which the Landlord shall retain as security for the faithful performance of all the covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant’s failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at its option; and the Landlord’s right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds the security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant’s breach of covenants, conditions, and agreements of this Lease is to be returned to the to the Tenant within 60 days after termination of this Lease Agreement. In no event is the Landlord obligated to return the security deposit until the Tenant has vacated all premises and delivered possession to the Landlord. In the event that the Landlord repossesses himself of the said premises because of the Tenant’s default or because of the Tenant’s failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the said security upon all damages as may be suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant’s default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds.

26.0Parking. Tenant shall have ten parking spaces at no additional cost in the lot adjacent to 110 Miller Avenue. Landlord shall provide markings or a sign designating the spots reserved for Tenant in the parking lot. Landlord currently rents non-reserved parking space passes at the Ann/Ashley parking garage on a monthly basis. These passes are available for month-to-month sub‑license by Premises’ occupants on a first come/first served basis, subject to Landlord’s ability to rent said passes from Republic Parking; availability of passes from current sub-licensees; and sub‑licensee’s adherence to parking location’s policies. The monthly cost per each pass shall be Landlord’s cost plus $10, with advance payments due to Landlord on the first day of each month. Landlord cannot make any warranties as to the availability or condition of the parking spaces not provided under the agreement with Republic Parking and/or Ann Arbor DDA.

27.0Tenant Improvements. Upon or after Commencement of this Lease, Tenant shall submit to Landlord for approval plans and specifications for certain improvements, which improvements are to be completed by Tenant’s contractors. Upon approval, the improvements shall be completed and Landlord shall provide to Tenant an allowance for such improvements in an amount equal to One Hundred Ten Thousand Dollars ($110,000). Tenant shall be responsible for any and all costs of improvements, even if such costs exceed the amount of such allowance. The allowance shall be paid by the Landlord to Tenant, or to Tenant’s contractor upon Tenant’s written instructions to Landlord.

28.0Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the building or the Leased Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any liens to be placed against the building or the Leased Premises and in case of any such lien attaching or claim thereof being asserted, based on work performed by or at the direction of Tenant, then Tenant shall no later than forty-five (45) days from the filing thereof or from such claim being asserted (a) cause it to be released and removed of record or (b) provide Landlord with endorsements (satisfactory to Landlord and any Mortgagee of the building) to Landlord and Mortgagee’s title insurance policies insuring against the existence of or attempted enforcement of such lien. In the event that such lien is not released, removed, or insured over within the said forty-five (45) day period, Landlord at its sole option may take all the action necessary to release and remove such lien and Tenant shall, within ten (10) days following notice, either before or after such release and removal, pay or reimburse Landlord for all sums, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Landlord in connection with such lien together with interest thereon at 10% from the date incurred until the date paid.

29.0Right of First Refusal. Subject to any prior Right of First Refusal and provided Tenant is not in default, Tenant shall have the option to rent additional space in the 110 Miller Avenue building if space should become available. Landlord will notify Tenant within sixty (60) days in advance as to the availability of space. Tenant shall have fourteen (14) days to notify Landlord after receipt, in writing, of its intention to enter negotiations for the lease of the additional space. Thereafter, the parties shall negotiate exclusively and in good faith for 60 days for the lease of such additional space. Should Tenant fail to notify Landlord in the allotted time, Landlord, at its sole discretion, shall have the option to rescind this right of first refusal.

30.0Amendments. Any amendments to this Lease must be in writing and signed by both parties to the Lease agreement.

The parties hereby execute this Lease as of the Effective Date of October 22, 2018.

TENANT:

Millendo Therapeutics, Inc.

By: /s/ Julia Owens
Julia C. Owens
Its: President and CEO

LANDLORD:

Ann Arbor Real Estate Group, LLC

By: /s/ Eric Kchikian
Eric Kchikian
Its: Managing Member

Exhibit A